Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Praxair, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Stamford, Connecticut August 8, 2012